UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2009

BEVERLY HILLS BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21845	93-1223879
(Commission File Number)	(I.R.S. Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, California 91302
(Address of Principal Executive Offices) (Zip Code)

(818) 223-8084

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “ expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue, ” or the negative of such terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed, the expected timing of the closing, and the expected benefits of the transaction to the parties. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include among others the satisfactory completion of due diligence by the parties, the occurrence of any event, change or other circumstances that could give rise to termination of the agreement, the failure to obtain, or delays in obtaining, regulatory, stockholder or third party approvals for the transaction and material changes in the business and financial condition of Beverly Hills Bancorp Inc., First Bank of Beverly Hills, or OFS Funding, LLC. Beverly Hills Bancorp Inc. disclaims any obligation to update any information contained in any forward-looking statement.

Item 1.01	Entry into a Material Definitive Agreement

AGREEMENT AND PLAN OF MERGER

Overview

On March 2, 2009, Beverly Hills Bancorp Inc. (the “Company”) and its wholly owned subsidiary First Bank of Beverly Hills (“Bank”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Orchard First Source Asset Management, LLC, a Delaware limited liability company (“OFSAM”). The Merger Agreement provides that on the terms and subject to the conditions set forth in the Merger Agreement, OFS Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of OFSAM (“Funding”), will merge with and into Bank (“Merger”), with Bank continuing as the surviving corporation in the Merger. Funding’s sole business is to hold a portfolio of commercial and industrial loans and similar assets that were originated or purchased by OFSAM and its affiliates.

Upon the consummation of the Merger, all of OFSAM’s membership interests in Funding will be converted into all shares of a new series or class of capital stock of Bank (the “Bank Shares”). Although the final terms and conditions of the Bank Shares have not been determined, the Bank Shares will entitle OFSAM to at least 80% of the voting power of Bank. OFSAM has agreed that immediately after receiving the Bank Shares in the Merger, it will contribute the Bank Shares to the Company in exchange for shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), together with any shares of Company Common Stock purchased by OFSAM (as described below), equal to a number of shares of Company Common Stock at least equal to 80% of the outstanding shares of Company Common Stock (the “Exchange,” and together with the Merger, the “Reorganization Transaction”). OFSAM will acquire control of the Company as a result of the Reorganization Transaction.

The exact number of shares of Company Common Stock to be issued to OFSAM in connection with the Reorganization Transaction will be determined based on the relative audited consolidated book values of the Company and Funding as of December 31, 2008, reduced by any additional reserves, charge-offs or writedowns between December 31, 2008 and the closing and by certain transaction costs in connection with the Reorganization Transaction and other items. If the number of shares of Company Common Stock issuable to OFSAM in connection with the Exchange is less than 80% of the outstanding Company Common Stock, the Company has agreed to sell additional shares to OFSAM for $0.06 per share so that OFSAM owns 80% of the outstanding Company Common Stock at the closing.

The audits of the financial statements of the Company and Funding have not been completed. Based on preliminary unaudited consolidated financial statements of the Company and Funding, and assuming no additional reserves, charge-offs or write downs, it is expected that OFSAM will receive approximately 75%-80% of the outstanding shares Company Common Stock upon consummation of the Reorganization Transaction, excluding the shares it would purchase at $0.06 per share.

Assuming the closing conditions are satisfied, the parties anticipate the Reorganization Transaction will close in the second or third quarter of 2009.

The Reorganization Transaction is intended to satisfy the requirement under the Order to Cease and Desist jointly issued to the Bank by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions on February 13, 2009, that the Bank within 30 days of the effective date of the Order, the Bank must enter into a definitive agreement to merge the Bank with an insured depository institution acceptable to the FDIC and DFI or sell the Bank or control of the Bank to an acquirer or investor acceptable to the FDIC and DFI.

Post Closing Board of Directors

Pursuant to the Merger Agreement, immediately following consummation of the Reorganization Transaction, the Boards of Directors of the Company and the Bank will consist of seven members, with five to be designated by OFSAM and two by the Company.

Amendment of Certificate of Incorporation

In connection with the Reorganization Transaction, the Company must amend its Certificate of Incorporation to increase the number of authorized shares of Company Common Stock to 200,000,000, the amount currently thought necessary to provide for the shares to be issued to OFSAM with additional shares for future offerings.

Representations and Warranties

The Merger Agreement includes mutual representations made by the Company and the Bank, on one hand, and OFSAM, on the other hand, regarding their (or in the case of OFSAM, Funding’s) respective businesses, financial statements, assets and other matters. Generally, the representations and warranties will survive for a period of two years following consummation of the Reorganization Transaction.

Covenants

The parties to the Merger Agreement have agreed to use their reasonable best efforts to obtain necessary regulatory and other approvals to consummate the Reorganization Transaction. The Company has also agreed, and OFSAM has agreed to cause Funding to, operate in the ordinary and usual course, and without the consent of the other party, not to, among other things:

•	declare, set aside, make or pay any dividend or other distribution;

•	enter into a new material line of business, change its material banking and operating policies or enter into certain material transactions;

•	issue, sell, pledge, dispose of, grant, transfer, encumber or acquire any of its capital stock;

•	adopt or propose any changes to its charter, bylaws and other organizational documents; or

•

sell assets for consideration other than cash or at less than net book value at December 31, 2008 (or, in the case of Funding, where the aggregate of such sales is at less than net book value at December 31, 2008, unless the reduction in net book value is an adjustment to Funding’s book value used to calculate the number of shares of Company Common Stock to be issued to OFSAM in connection with the Reorganization Transaction or pursuant to contracts in effect prior to the date of the Merger Agreement).

Regulatory Approvals

The Reorganization Transaction is subject to approval by the California Department of Financial Institutions, the Federal Deposit Insurance Corporation and the Federal Reserve Board.

Closing Conditions

Each party’s obligation to close the Reorganization Transaction is subject to certain conditions, including, among others, approval of the principal terms of the Reorganization Transaction by the Company’s stockholders and the receipt of all necessary regulatory approvals.

The Company’s obligation to close the Reorganization Transaction is also subject to Funding having a minimum of $10,000,000 in cash at the closing (or the equivalent reduction of the outstanding balance under Funding’s credit facility). OFSAM’s obligation to close the Reorganization Transaction is also subject to (i) OFSAM’s receipt of a tax opinion issued by its legal counsel to the effect that Reorganization Transaction will not result in the recognition of gain or loss to OFSAM under applicable federal tax laws; and (ii) holders of no more than 10% of outstanding Company Common Stock exercising their dissenters’ rights.

Non-Solicitation

Pursuant to the Merger Agreement, the Company has agreed not to initiate, solicit or engage in any negotiations concerning an “Alternative Proposal,” subject to certain exceptions. Generally, an Alternative Proposal is an offer or proposal with respect to a transaction that would result in the acquisition by a third party of 15% or more of the voting power or consolidated assets of the Company.

However, if prior to the meeting of the Company’s stockholders convened to approve the Reorganization Transaction, the Company receives an unsolicited Alternative Proposal, and in consultation with counsel and financial advisor, the Company’s Board of Directors determines in good faith that the Alternative Proposal is reasonably likely to be a “Superior Proposal,” the Company may negotiate concerning such proposal. If after consulting with counsel, the Company determines that the proposal is a Superior Proposal, and subject to certain notices to OFSAM and any counteroffers by OFSAM, the Company’s Board of Directors may ultimately recommend approval of the Alternative Proposal to its stockholders if necessary to comply with the directors’ fiduciary duties. Generally, a “Superior Proposal” is an Alternative Acquisition involving the acquisition by a third party of 50% or more of the outstanding voting power or consolidated assets of the Company, which is more favorable to the Company and its stockholders, taking into account the economics and all other aspects of the Alternative Proposal.

The Company may terminate the Merger Agreement in connection with a Superior Proposal if (“Fiduciary Out”):

•	the Company or Bank has not breached the Merger Agreement;

•	the Company notifies OFSAM of its intention to accept the Superior Proposal;

•	OFSAM does not (within five days) make a counteroffer that the Company’s Board considers at least as favorable as the Superior Proposal; and

•	the Company pays a termination fee to OFSAM (see “Termination” below).

Termination

The Merger Agreement may be terminated by the mutual written consent of the parties. In addition, either party may terminate the Merger Agreement:

•	if the Reorganization Transaction is not consummated by September 30, 2009;

•	if the Company’s stockholders do not approve the Reorganization Transaction;

•	if any court or other governmental authority enjoins consummation of the Reorganization Transaction;

•	if the other party materially breaches it representations, warranties or covenants (subject to applicable cure periods);

•	on or prior to April 1, 2009, if such party is dissatisfied with the results of its due diligence of the other party; or

•	if the other party has not delivered its 2008 audited financial statements by May 1, 2009;

The Merger Agreement may also be terminated:

•	by the Company if Funding’s final book value (giving effect to any adjustments as described above) is less than a designated amount;

•	by OFSAM if the Company’s final book value (giving effect to any adjustments as described above) is less than a designated amount;

•	by OFSAM if it determines it is reasonably likely that a material portion of Funding’s assets will be sold upon foreclosure; or

•

by either the Company or OFSAM at any time prior to approval by the Company’s stockholders in certain circumstances involving a Superior Proposal, as discussed above under “Non-Solicitation/Fiduciary Out.”

Upon termination, the Merger Agreement will become void with no liability of either party other than, in certain circumstances, for a party’s willful breach of the agreement occurring prior to termination. Certain provisions of the Merger Agreement, however, will survive termination, including, among others, provisions relating to the confidentiality of information and payment of certain expenses incurred by the parties. In addition, the Company is required to pay a termination fee of $1,250,000, and reimburse OFSAM/Funding for expenses up to $500,000, if the Merger Agreement terminates under the following circumstances:

•

when a third party announces its intention to make or makes an Alternative Proposal and the Merger Agreement is then terminated by either party because of the failure to obtain Company stockholder approval of the Merger, or because the Merger is not consummated by September 30, 2009 (however, no termination fee is owed unless a subsequent Acquisition Proposal is consummated within 12 months of termination);

•	when the Agreement is terminated by BHC in connection with a Superior Proposal (as described above); or

•

when the Agreement is terminated by OFSAM because the Board of Directors of the Company withholds, withdraws, qualifies or modifies its recommendation of the Reorganization Transaction and the amendment to its Certificate of Incorporation (as described above) to its stockholders or approves, recommends or otherwise declares advisable a Superior Proposal.

Indemnification

The parties have agreed to indemnify each other for losses due to breach of representations or covenants, provided than neither party shall be required to indemnify the other for breach of representation or warranty except to the extent that total losses exceed $1,500,000.

VOTING AGREEMENT

Concurrent with the execution of the Merger Agreement, each of the directors of the Company entered into a Voting Agreement with OFSAM (solely in his or her capacity as stockholders of the Company), pursuant to which the director/stockholder agreed to vote his or her shares of Company Common Stock in favor of the Reorganization Transaction, and the amendment to the Company’s Certificate of Incorporation, and to vote against any actions that would otherwise hinder consummation of the Reorganization Transaction.

ADDITIONAL AGREEMENTS

Under the Merger Agreement, the parties have agreed to enter into certain additional agreements at the closing, the principal terms of which are summarized below.

Investor Rights Agreement

The Company and OFSAM will enter into an investor rights agreement pursuant to which the Company will grant certain rights to OFSAM (“Investor Rights Agreement”). Specifically, under the Investor Rights Agreement, OFSAM will be granted demand and piggyback registration rights; OFSAM will have the right to request the Company to effect an initial public offering within two years of consummating the Reorganization Transaction; and so long as OFSAM holds at least 10% of the voting power of the Company, it will have the right to inspect the Company’s books and records and other informational rights.

Loan Servicing Agreement

The Bank and OFSAM will enter into a loan servicing agreement (“Loan Servicing Agreement”) pursuant to which OFSAM and its affiliates will provide loan servicing with respect to the assets of Funding acquired by the Bank in the Merger, and any additional commercial and industrial loans of the Bank. The Loan Serving Agreement will have a term of five years, and OFSAM will be entitled to a servicing fee of 0.5% of the aggregate commitments serviced by it under the agreement. The Loan Servicing Agreement will be terminable upon the mutual written consent of the parties to the agreement. Bank will also be able to terminate in connection with OFSAM’s breach of the agreement, fraud on the part of OFSAM, or upon the dissolution, liquidation or bankruptcy of OFSAM.

For Additional Information

The Reorganization Transaction will be submitted to the stockholders of Beverly Hills Bancorp Inc. for their consideration, and in connection therewith, Beverly Hills Bancorp Inc. intends to prepare and send to its stockholders a proxy statement regarding the Reorganization Transaction. Stockholders are urged to read the proxy statement, which will contain important information, including detailed risk factors, when it becomes available. Stockholders may also obtain free copies of the proxy statement from Beverly Hills Bancorp Inc. by writing to the attention of the Corporate Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. If Beverly Hills Bancorp Inc. is still subject to the reporting obligations of the Securities Exchange Act of 1934, as amended, it will file the proxy statement and any other relevant documents concerning the Reorganization Transaction with the Securities and Exchange Commission (“SEC”). In such event, stockholders may also obtain free copies of the proxy statement at the SEC’s website, www.sec.gov.

Beverly Hills Bancorp Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Reorganization Transaction. Information about the directors and executive officers of Beverly Hills Bancorp Inc. is set forth in a proxy statement filed with the SEC on September 18, 2008, in connection with its last annual meeting of stockholders. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the Reorganization Transaction when it becomes available. You may obtain free copies of these documents as described above.

THE INFORMATION INCLUDED IN THIS CURRENT REPORT ON FORM 8-K IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT THE COMPANY WILL SEND TO ITS STOCKHOLDERS (OR FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, IF APPLICABLE) IN CONNECTION WITH THE REORGANIZATION TRANSACTION.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEVERLY HILLS BANCORP INC.

By:	/s/ Larry B. Faigin
Larry B. Faigin Chief Executive Officer

Dated: March 6, 2009